
<ARTICLE> CT
<LEGEND>
Conglomerate Totals - This schedule contains summary financial information extracted from Ford's Current Report on Form 8-K dated October 15, 1997 and is qualified in its entirety by reference to such financial statements.
This schedule supercedes the previously filed schedule in such Report.
</LEGEND>
<CIK> 0000037996
<NAME> FORD MOTOR COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<TOTAL-ASSETS>                                 274,223
<COMMON>                                         1,202
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      28,475
<TOTAL-LIABILITY-AND-EQUITY>                   274,223
<TOTAL-REVENUES>                               112,563
<INCOME-TAX>                                     2,675
<INCOME-CONTINUING>                              5,124
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     5,124
<EPS-PRIMARY>                                     4.26
<EPS-DILUTED>                                     4.17

